CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 7, 2014 with respect to the audited consolidated financial statements of EFactor Group Corp. for the year ended December 31, 2013.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

June 11, 2014